SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                               ------------------
                                January 6, 2003

                              AMEN Properties, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                                    00-22847
                            ------------------------
                            (Commission File Number)

                                   54-1831588
                        ---------------------------------
                        (IRS Employer Identification No.)

                         303 W. Wall Street, Suite 1700
                              Midland, Texas 79701
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (915) 684-3821
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       NA

              ----------------------------------------------------
          (Former Name of Former Address, if Changed Since Last Report)

                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

                                   FORM 8-K/A

Item 7. Financial Statements and Exhibits.

On November 7, 2002, the Company filed a Current Report on Form 8-K disclosing the completion of the TCTB acquisition, whereby AMEN acquired approximately 65% of the limited partnership shares of TCTB Partners, Ltd. The purpose of this Current Report is provide certain financial information with respect to this acquisition, which information was impracticable to provide at the time AMEN filed the Current Report on Form 8-K on November 7, 2002. The financial information also includes updated information related to the asset sale to Salem Communications, which closed on October 4, 2002 and was disclosed in a press release and in a Current Report on Form 8-K filed with the SEC by the Company on October 15, 2002.

     (a) Financial Statements - The following financial statements are included

          I. Unaudited Financial Statements for the two buildings owned by TCTB for the nine months ending September 30, 2002

          II. Audited Financial Statements for the two buildings owned by TCTB from inception to December 2000, and December 2001


I. Unaudited Financial Statements for the two buildings owned by TCTB for nine months ending September 30, 2002

The following financial statements are provided for the interim period ended September 30, 2002 for TCTB. Also included are operations financial statements for 1500 Broadway, Ltd. through liquidation effective June 5, 2002 when TCTB acquired the Lubbock property from 1500 Broadway, Ltd. Therefore, the financial statements of TCTB include the operations of the Midland and Lubbock building from June to September 2002. The 1500 Broadway, Ltd. Partnership was liquidated upon closing of the sale of the Lubbock property to TCTB. The operations of the Lubbock building are reflected in the 1500 Broadway, Ltd. unaudited financial statements through May 2002, and are compared to operations of the Lubbock building in 2001 for the six months ended June 30, 2002.

                               TCTB PARTNERS, LTD.
                          (A TEXAS LIMITED PARTNERSHIP)

                                TABLE OF CONTENTS


FINANCIAL STATEMENTS (Unaudited)                                      Page

       BALANCE SHEETS as of September 30, 2002                          2

       STATEMENTS OF EARNINGS for the nine months ended September 30,
       2002 and 2001                                                    3

       STATEMENTS OF CASH FLOWS for the nine months ended September 30,
       2002 and 2001                                                    4

NOTES TO FINANCIAL STATEMENTS                                           5

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)
                                 BALANCE SHEETS
                                   (Unaudited)
                                  September 30,
ASSETS

                                              2002              2001
                                           ----------        ----------
CURRENT ASSETS
   Cash                                    $  339,353        $   98,318
   Accounts receivable                         37,458            16,443
                                           ----------        ----------
       Total current assets                   376,811           114,761


INVESTMENTS                                   359,371           362,500
PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $493,795 and $279,728    8,568,966         4,085,371

OTHER ASSETS                                  145,945            35,373
                                           ----------        ----------
TOTAL ASSETS                               $9,451,093        $4,598,005
                                           ==========        ==========
LIABILITIES AND PARTNERS' CAPITAL

   Accounts payable                        $  193,573         $  16,961
   Accrued liabilities                        120,469            90,949
   Deferred revenues                           74,495            37,008
   Current portion of long-term debt          150,252           562,322
                                           ----------        ----------
       Total current liabilities              538,789           707,240

LONG-TERM DEBT, less current portion        6,349,748         2,355,482
PARTNERS' CAPITAL                           2,562,556         1,535,283
                                           ----------        ----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL    $9,451,093        $4,598,005
                                           ==========        ==========

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)
                             STATEMENTS OF EARNINGS
                                   (Unaudited)
                         Nine months ended September 30,


                                              2002              2001
                                           ----------        ----------
Rental revenues                            $2,402,090        $1,664,610
                                           ----------        ----------
Expenses:
   Operating expense                        1,344,952         1,067,413
   Depreciation and amortization expense      277,941           149,983
   Interest expense                           243,403           178,635
                                           ----------        ----------
         Total expenses                     1,866,296         1,396,031

Net earnings from operations                  535,794           268,579

Other income, net                               2,968             4,891
                                           ----------        ----------
         NET EARNINGS                      $  538,762         $ 273,470
                                           ==========        ==========

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                         Nine months ended September 30,


                                                     2002               2001
                                                 -----------         -----------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
   Net earnings                                  $   538,762         $  273,470
   Adjustments to reconcile net earnings to
     net cash provided by operating activities:
       Depreciation and amortization                 277,941            149,983
     Changes in assets and liabilities:
     Decrease in accounts receivable-trade           (74,856)           (64,440)
     Increase in other assets                         10,968             89,532
     (Decrease) increase in accounts payable          45,337           (150,139)
     Decrease in accrued liabilities                 111,576                388
     Increase (decrease) in deferred revenues         32,371            (19,091)
                                                 -----------         -----------
         Net cash provided by operating activities   942,099            279,703
                                                 -----------         -----------
Cash flows from investing activities:
   Property and equipment additions               (4,448,395)           (43,699)
   Investments in partnerships                                         (362,500)
                                                 -----------         -----------
         Net cash used in investing activities    (4,448,395)          (406,199)
                                                 -----------         -----------
Cash flows from financing activities:
   Additional borrowings of debt                   6,800,000            465,524
   Repayment of debt                              (3,082,003)          (305,071)
    Distributions                                   (100,000)          (285,524)
                                                 -----------         -----------
         Net cash (used in) provided by
         financing activities                      3,617,997           (125,071)
                                                 -----------         -----------
Net increase (decrease) in
cash and cash equivalents                            111,701           (251,567)

Cash and cash equivalents at beginning of period     227,652            349,885
                                                 -----------         -----------
Cash and cash equivalents at end of period       $   339,353         $   98,318
                                                 ===========        ============

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                    Unaudited
                               September 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Organization and Basis of Accounting

TCTB Partners, Ltd. (the Partnership), a Texas Limited Partnership was organized effective March 1, 2000. The primary business activities of the Partnership is to engage generally in the real estate business, including, but not limited to, the purchase, improvement, development, leasing, sale, and exchange of real estate, and the construction, alteration, or repair of buildings or structures on real estate. The Partnership operates primarily in Midland, Texas.

2. Cash Equivalents

The Partnership considers cash on hand, cash on deposit in banks, money market mutual funds and highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

3. Long-Lived Assets

In October 2001, the FASB issued SFAS No. 144, Accounting for the
Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset to be disposed of other than by sale (e.g. abandoned) be classified as "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset as "held for sale." The Partnership has adopted the SFAS No. 144 effective January 1, 2002. Management does not believe that impairment exists or that the adoption of SFAS No. 144 will have a significant impact on results of operations or financial position.

4. Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is based on the straight-line method over the estimated economic lives of 40 years for building improvements and 3-15 years for machinery and equipment, or the lease term, whichever is less. Maintenance and repairs are charged to operations as incurred. Renewals and significant betterments and improvements are capitalized and depreciation over their estimated useful lives.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                    Unaudited
                               September 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5. Lease Revenue Recognition

Certain of the Partnership lease agreements contain provisions for escalating rental payments over the life of the leases. In accordance with the provisions of SFAS No. 13, Accounting for Leases, the Partnership recognizes rental income from these leases on a straight-line basis over the life of the respective leases.

6. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

7. Environmental

The Partnership is subject to extensive federal, state and local environmental laws and regulations. These laws regulate asbestos in buildings that require the Partnership to remove or mitigate the environmental effects of the disposal of the asbestos at the buildings. Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can reasonably be estimated.

NOTE B - CONCENTRATIONS OF CREDIT RISK

The Partnership maintains cash balances at one financial institution, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on such accounts.

The Partnership's revenues are derived principally from uncollateralized rents from tenants. The concentration of credit risk in a single industry affects its overall exposure to credit risk because tenants may be similarly affected by changes in economic and other conditions.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                    Unaudited
                               September 30, 2002

NOTE C - LONG-TERM DEBT

On April 4, 2000, the Partnership entered into a loan agreement with a reputable financial institution for a term loan in the amount of $2,962,723 with an interest rate equal to the financial institution's prime rate plus one quarter of one percentage point (.25%), but in no event to exceed the highest lawful rate. Commencing on May 15, 2000, the Partnership was required to make monthly payments of outstanding principal, each in the amount of $27,135, plus accrued interest. The final date of maturity is April 15, 2005, at which time all of the outstanding principal and accrued interest shall be due and payable in their entirety. The loan agreement is secured by substantially all of the assets of the Partnership. The loan agreement restricts cash distributions to the partners' owners other than for purposes of allowing those Partners to pay any income taxes owed by them in connection with their ownership of interests in the Partnership. The loan agreement also contains other customary conditions and events of default, the failure to comply with, or occurrence of, would prevent any further borrowings and would generally require the repayment of any outstanding borrowings along with accrued interest under the loan agreement. Such events of default include (a) non-payment of loan agreement debt and interest thereon, (b) non-compliance with the terms of the credit agreement covenants, (c) cross-default with other debt in certain circumstances and (d) bankruptcy.

On April 26, 2001, the Partnership entered into an agreement to borrow an additional $285,524 as an amendment to the previous loan agreement, for a total term loan in the amount of $2,897,963. Commencing on May 15, 2001, the Partnership was required to make monthly payments of outstanding principal, each in the amount of $30,300, plus accrued interest. The final maturity date remains at April 15, 2005, along with all other terms of the original term note. As of December 31, 2001, the outstanding principal balance was $2,782,004. The term note was subsequently paid in full in the second quarter of 2002.

On June 5, 2002, the Partnership entered into a loan agreement with a reputable financial institution for a term note of $6,800,000 and a revolving line of credit note of $200,000. The term note bears interest at a fixed rate per annum of 7.23% and the line of credit bears interest at a variable rate per annum equal to the Wells Fargo Bank Texas, N.A. Base Rate plus one-half of one percentage point (0.5000%). Commencing on June 30, 2002, the Partnership was required to start making monthly payments of principal and interest in the amount of $53,663 for the term note until maturity of the note on May 31, 2009. Commencing on June 30, 2002, the Partnership was required to start making monthly interest payments computed on the unpaid principal balance of the revolving line of credit note due to mature on May 31, 2003.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                    Unaudited
                               September 30, 2002

NOTE C - LONG-TERM DEBT (CONTINUED)

The loan agreement is secured by substantially all of the assets of the Partnership. The loan agreement restricts cash distributions to the partners' owners. The Partnership shall not declare or pay any distributions in excess of tax liability due annually (but in any event, no more than 40% of net income), either in cash or any other property to any partner or partners' owners, nor redeem, retire, repurchase or otherwise acquire any interest of any partner or partners' owners. The loan agreement also contains other customary conditions and events of default, the failure to comply with, or occurrence of, would prevent any further borrowings and would generally require the repayment of any outstanding borrowings along with accrued interest under the loan agreement. Such events of default include (a) non-payment of loan agreement debt and interest thereon, (b) non-compliance with the terms of the credit agreement covenants, (c) cross-default with other debt in certain circumstances, (d) bankruptcy and (e) a final judgment or order for the payment of money in excess of $100,000.

Maturities of long-term debt at September 30, 2002 were as follows:

2002                                      $      34,245
2003                                            168,225
2004                                            180,799
2005                                            194,313
2006                                            208,837
Thereafter                                    5,713,581
                                          -------------
         Total                                6,500,000
         Less: current portion                  150,252
                                          -------------
Long-term portion                         $   6,349,748
                                          =============

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                    Unaudited
                               September 30, 2002

NOTE D - ACQUISITION OF 1500 BROADWAY BUILDING AND RENTAL ARRANGEMENTS

Effective June 5, 2002, the Partnership purchased a building located at 1500 Broadway, Lubbock, TX, from a third party for $4,100,000. The Partnership has acquired the building subject to their existing operating leases. Future minimum lease payments under non-cancelable operating leases aggregate approximately $10,300,791 as of September 30, 2002 and are due as follows:

2002                                      $     436,359
2003                                          1,623,431
2004                                          1,548,693
2005                                          1,422,234
2006                                          1,257,094
Thereafter                                    4,012,980
                                          -------------
         Total                            $  10,300,791
                                          =============

The Partnership also has rented facilities under operating leases in Midland, TX. Future minimum lease payments under non-cancelable operating leases aggregate approximately $3,783,517 as of September 30, 2002 and due as follows:

2002                                      $     503,593
2003                                          1,290,652
2004                                          1,084,455
2005                                            630,515
2006                                            139,075
Thereafter                                      135,227
                                          -------------
         Total                            $   3,783,517
                                          =============

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                    Unaudited
                               September 30, 2002

NOTE D - ACQUISITION OF 1500 BROADWAY BUILDING AND RENTAL ARRANGEMENTS
(CONTINUED)

The following represents the portion of TCTB's Statement of Earnings for the nine-months ended September 30, 2002 related to the Lubbock building:

Revenue                                            $     612,933
Expenses:
Operating expenses                                       288,101
Depreciation and amortization                            129,307
Interest expense                                          88,761
                                                   -------------
         Total expenses                            $     506,169
                                                   =============
Net earnings from operations                       $     106,764
                                                   =============

NOTE E - RELATED PARTY TRANSACTIONS

For the nine-month periods ended September 30, 2002 and 2001 certain of the Partnership's partners were tenants. The Partnership received rental income from these partners of approximately $96,000 in each of these nine-month periods.

                               1500 Broadway, Ltd.
                          (A TEXAS LIMITED PARTNERSHIP)

                                TABLE OF CONTENTS


FINANCIAL STATEMENTS (Unaudited)                                 Page

       BALANCE SHEETS as of May 31, 2002                            2

       STATEMENTS OF EARNINGS for the five months ended May 31,
       2002 and six months ended June 30, 2001                      3

       STATEMENTS OF CASH FLOWS for the five months ended May 31,
       2002 and six months ended June 30, 2001                      4

NOTES TO FINANCIAL STATEMENTS                                       5

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)
                                 BALANCE SHEETS
                                   (Unaudited)

ASSETS
                                             May 31,          June 30,
                                              2002              2001
                                           ----------        ----------
CURRENT ASSETS
  Cash                                     $  116,364        $   27,792
       Total current assets                   116,364            27,792

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $190,958 and $63,498     2,912,824         1,800,704

OTHER ASSETS                                    5,392            10,530
                                           ----------        ----------
TOTAL ASSETS                               $3,034,580        $1,839,026
                                           ==========        ==========
LIABILITIES AND PARTNERS' CAPITAL

   Accounts payable                        $   43,958         $  40,058
                                           ----------        ----------
       Total current liabilities               43,958            40,058


PARTNERS' CAPITAL                           2,990,622         1,798,968
                                           ----------        ----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL    $3,034,580        $1,839,026
                                           ==========        ==========

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)
                             STATEMENTS OF EARNINGS
                                   (Unaudited)

                                           Five Months     Six Months
                                          Ended May 31,  Ended June 30,
                                              2002            2001
                                            --------        --------
Rental revenues                             $803,374        $822,091

Expenses:
   Operating expense                         467,998         593,796
   Depreciation and amortization expense      69,807          49,646
                                            --------        --------
         Total expenses                      537,805         643,442
                                            --------        --------
         NET EARNINGS                       $265,569        $178,649
                                            ========        ========

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                         Five Months       Six Months
                                        Ended May 31,    Ended June 30,
                                            2002              2001
                                          ---------        ---------

Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
   Net earnings                           $ 265,569         $ 178,649
   Adjustments to reconcile net earnings
   to net cash provided by operating activities:
       Depreciation and amortization         69,807            49,646
   Changes in assets and liabilities:
     Decrease in accounts receivable         72,866             4,494
     (Increase) in other assets              (4,742)          (10,530)
     (Decrease) in accounts payable         (35,008)         (206,627)
     (Decrease) in deferred revenues        (83,678)             (983)
                                           ---------         ---------
      Net cash provided by operating
      activities                            284,814            14,649

Cash flows from investing activities:
   Property and equipment additions        (731,009)         (399,045)
                                           ---------         ---------
      Net cash used in investing
      activities                           (731,009)         (399,045)

Cash flows from financing activities:
   Contributions                            518,785           375,000
   Distributions                           (493,867)             --
                                           ---------         ---------
      Net cash provided by financing
      activities                             24,918           375,000

Net increase in cash and cash equivalents  (421,277)           (9,396)

Cash and cash equivalents at beginning
of period                                   537,641            37,188

Cash and cash equivalents at end of period $116,364           $27,792
                                          =========         =========

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                    Unaudited
                                  June 5, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Organization and Basis of Accounting

1500 Broadway, Ltd. (the Partnership), a Texas Limited Partnership was organized effective June 13, 2000. The primary business activities of the Partnership is to engage generally in the real estate business, including, but not limited to, the purchase, improvement, development, leasing, sale, and exchange of real estate, and the construction, alteration, or repair of buildings or structures on real estate. The Partnership operates primarily in Lubbock, Texas.

2. Cash Equivalents

The Partnership considers cash on hand, cash on deposit in banks, money market mutual funds and highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalent.

3. Long-Lived Assets

In October 2001, the FASB issued SFAS No. 144, Accounting for the
Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset to be disposed of other than by sale (e.g. abandoned) be classified as "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset as "held for sale." The Partnership has adopted the SFAS No. 144 effective January 1, 2002. Management does not believe that impairment exists or that the adoption of SFAS No. 144 will have a significant impact on results of operations or financial position.

4. Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is based on the straight-line method over the estimated economic lives of 40 years for building improvements and 3-15 years for machinery and equipment, or the lease term, whichever is less. Maintenance and repairs are charged to operations as incurred. Renewals and significant betterments and improvements are capitalized and depreciation over their estimated useful lives.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                    Unaudited
                                  June 5, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5. Lease Revenue Recognition

Certain of the Partnership lease agreements contain provisions for escalating rental payments over the life of the leases. In accordance with the provisions of SFAS No. 13, Accounting for Leases, the Partnership recognizes rental income from these leases on a straight-line basis over the life of the respective leases.

6. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

7. Environmental

The Partnership is subject to extensive federal, state and local environmental laws and regulations. These laws regulate asbestos in buildings that require the Partnership to remove or mitigate the environmental effects of the disposal of the asbestos at the buildings.

Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can reasonably be estimated.

NOTE B - CONCENTRATIONS OF CREDIT RISK

The Partnership maintains cash balances at one financial institution, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on such accounts.

The Partnership's revenues are derived principally from uncollateralized rents from tenants. The concentration of credit risk in a single industry affects its overall exposure to credit risk because tenants may be similarly affected by changes in economic and other conditions.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                    Unaudited
                                  June 5, 2002

 NOTE C - SALE OF PARTNERSHIP ASSETS

Effective June 5, 2002, the Partnership sold its primary asset, the building located at 1500 Broadway to a third party for $4,100,000 and liquidated the Partnership.

II. Audited Financial Statements for the two buildings owned by TCTB, for the period inception to December 2000, and December 2001

On August 15, 2002 the CPA firm of Johnson Miller & Co. of Midland, TX, completed an audit of the income statements for TCTB and 1500 Broadway, Ltd., a Texas limited partnership. The primary assets of TCTB and 1500 Broadway, Ltd. are the Midland and Lubbock properties, respectively, which are the subject of potential acquisition by the Company as indicated in Proposal Two. The audited income statements for TCTB related to the Midland building are for the year ended December 31, 2001 and for the period from March 1, 2000 (date of inception) through December 31, 2000. The audited income statements for 1500 Broadway, Ltd., related to the Lubbock building are for the year ended December 31, 2001 and for the period from June 13, 2000 (date of inception) through December 31, 2000. Prior to these periods, these buildings were not revenue producing assets, and therefore a schedule of operating revenues and expenses is not available.

                            FINANCIAL STATEMENTS AND
                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                               TCTB PARTNERS, LTD.
                          (A TEXAS LIMITED PARTNERSHIP)

                           December 31, 2001 and 2000

                                TABLE OF CONTENTS


                                                                     Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                     1

FINANCIAL STATEMENTS

        BALANCE SHEETS                                                 2

        STATEMENTS OF EARNINGS                                         3

        STATEMENTS OF CHANGES IN PARTNERS' CAPITAL                     4

        STATEMENTS OF CASH FLOWS                                       5

NOTES TO FINANCIAL STATEMENTS                                          7

Report of Independent Certified Public Accountants

To the Members of
TCTB Partners, Ltd.
A Texas Limited Partnership

We have audited the balance sheets of TCTB Partners, Ltd. a Texas Limited Partnership, (the Partnership) as of December 31, 2001 and 2000, and the related statements of earnings, partners' capital and cash flows for the year ended December 31, 2001 and for the period from March 1, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TCTB Partners, Ltd., a Texas Limited Partnership, as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and the period from March 1, 2000 (date of inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



Midland, Texas
August 15, 2002
                                              /s/: Johnson, Miller & Co.
                                                   ---------------------



                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS

                                  December 31,


                                     ASSETS

                                                                      2001                 2000
                                                                 ---------------     ----------------

CURRENT ASSETS

   Cash (note A2)                                             $          227,652              349,885
   Accounts receivable                                                    91,426              155,344
   Accounts receivable - related party                                         -                2,103
                                                                 ---------------     ----------------

        Total current assets                                             319,078              507,332


INVESTMENTS                                                              364,580                    -
PROPERTY AND EQUIPMENT, net of accumulated depreciation
 of $202,507 and $77,361 (notes A4, A5 and E)                          4,390,596            4,044,741

OTHER ASSETS                                                              18,924               20,615
                                                                 ---------------     ----------------

                                                              $        5,093,178            4,572,688
                                                                 ===============     ================


LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
   Accounts payable                                           $           74,795               84,770
   Accrued liabilities                                                   165,532              169,408
   Deferred revenues                                                      72,139               68,652
   Current portion of long-term debt (note C)                            457,790              111,371
                                                                 ---------------     ----------------

        Total current liabilities                                        770,256              434,201

LONG-TERM DEBT, less current portion (note C)                          2,324,214            2,645,980

PARTNERS' CAPITAL                                                      1,998,708            1,492,507
                                                                 ---------------     ----------------

                                                              $        5,093,178            4,572,688
                                                                 ===============     ================

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.


                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                             STATEMENTS OF EARNINGS

                      Year ended December 31, 2001 and from
             March 1, 2000 (Date of Inception) to December 31, 2000

                                                           2001                 2000
                                                     ---------------     ----------------

Rental revenues                                   $        2,166,374            1,380,432

Expenses:
   Operating expense                                       1,440,558              971,066
   Depreciation and amortization expense                     128,408               79,808
   Interest expense                                          224,439              192,491
   Other expense                                              21,874               25,126
                                                     ---------------     ----------------

           Total expenses                                  1,815,279            1,268,491
                                                     ---------------     ----------------

Net earnings from operations                                 351,095              111,941

Other income, net                                              7,569               11,187
                                                     ---------------     ----------------

           NET EARNINGS                           $          358,664              123,128
                                                     ===============     ================


The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.




                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                      Year ended December 31, 2001 and from
             March 1, 2000 (Date of Inception) to December 31, 2000

                                                                                General             Limited
                                                                                Partner            Partners               Total
                                                                           ---------------      ---------------     ----------------


Beginning Partners' Capital, March 1, 2000                               $               -                    -                    -

   Contributions                                                                    13,694            1,355,685            1,369,379

   Net earnings                                                                      1,231              121,897              123,128
                                                                           ---------------      ---------------     ----------------

Ending Partners' Capital, December 31, 2000                                         14,925            1,477,582            1,492,507

   Contributions                                                                     1,475              146,062              147,537

   Net earnings                                                                      3,586              355,078              358,664
                                                                           ---------------      ---------------     ----------------

Ending Partners' Capital, December 31, 2001                              $          19,986            1,978,722            1,998,708
                                                                           ===============      ===============     ================



The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.



                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS

                      Year ended December 31, 2001 and from
             March 1, 2000 (Date of Inception) to December 31, 2000

                                                                             2001               2000
                                                                      ---------------     ----------------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
   Net earnings                                                    $          358,664              123,128
   Adjustments to reconcile net earnings to
      net cash provided by operating activities:
        Depreciation and amortization                                         128,408               77,361
        Equity in income from investment in partnerships                       (2,080)                   -
   Changes in assets and liabilities:
      Decrease (increase) in accounts receivable-trade                         63,918             (155,344)
      Decrease (increase) in accounts receivable-related party                 21,875               (2,103)
      Decrease (increase) in other assets                                       1,691              (20,615)
      (Decrease) increase in accounts payable                                  (9,975)              84,770
      (Decrease) increase in accrued liabilities                               (3,876)             169,408
      Increase in deferred revenues                                             3,487               68,652
                                                                      ---------------     ----------------

           Net cash provided by operating activities                          562,112              345,257
                                                                    -----------------     ----------------

Cash flows from investing activities:
   Property and equipment additions                                           (60,974)          (4,122,102)
   Investments in partnerships                                               (362,500)                   -
                                                                      ---------------     ----------------
           Net cash used in investing activities                             (423,474)          (4,122,102)
                                                                      ---------------     ----------------

Cash flows from financing activities:
   Additional borrowings of debt                                                    -            2,962,723
   Repayment of debt                                                         (260,871)            (205,372)
   Partner contributions                                                            -            1,369,379
                                                                      ---------------     ----------------
           Net cash (used in) provided by financing activities               (260,871)           4,126,730
                                                                      ---------------     ----------------

Net increase in cash and cash equivalents                                    (122,233)             349,885

Cash and cash equivalents at beginning of period                              349,885                    -
                                                                      ---------------     ----------------

Cash and cash equivalents at end of period                         $          227,652              349,885
                                                                      ===============     ================

Cash paid during the year for:
   Interest                                                        $          224,439              192,491


The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.




                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS

                      Year ended December 31, 2001 and from
             March 1, 2000 (Date of Inception) to December 31, 2000

                                                                            2001                 2000
                                                                       ---------------     ----------------

Noncash investing and financing activities:
-------------------------------------------

   Acquisition of property and equipment in exchange for a
    partnership interest                                            $          413,289            -
   Acquisition of debt in exchange for a partnership interest                  285,524            -
   Exchange of related party liability for a partnership interest               19,772            -




The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Organization and Basis of Accounting

TCTB Partners, Ltd. (the Partnership), a Texas Limited Partnership was organized effective March 1, 2000. The primary business activities of the Partnership is to engage generally in the real estate business, including, but not limited to, the purchase, improvement, development, leasing, sale, and exchange of real estate, and the construction, alteration, or repair of buildings or structures on real estate. The Partnership operates primarily in Midland, Texas.

2. Cash Equivalents

The Partnership considers cash on hand, cash on deposit in banks, money market mutual funds and highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

3. Fair Value of Financial Instruments

The Financial Accounting Standards Board (FASB) issued Statement of
Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, which requires entities to disclose the SFAS No. 107 value of certain on-and off-balance sheet financial instruments for which it is practicable to estimate. Value is defined in SFAS No. 107 as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes the carrying amounts of its financial instruments classified as current assets and liabilities in its balance sheet approximate SFAS No. 107 value due to the relatively short maturity of these instruments. The Partnership considers the disclosure of the SFAS 107 value of the loans to be impracticable.

4. Long-Lived Assets

In March 1995, the FASB issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operation when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Management does not believe that impairment exists.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5. Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is based on the straight-line method over the estimated economic lives of 40 years for building improvements and 3-15 years for machinery and equipment, or the lease term, whichever is less. Maintenance and repairs are charged to operations as incurred. Renewals and significant betterments and improvements are capitalized and depreciation over their estimated useful lives.

6. Lease Revenue Recognition

Certain of the Partnership lease agreements contain provisions for escalating rental payments over the life of the leases. In accordance with the provisions of SFAS No. 13, Accounting for Leases, the Partnership recognizes rental income from these leases on a straight-line basis over the life of the respective leases.

7. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

8. Impact of Recently Issued Accounting Standards

In October 2001, the FASB issued SFAS No. 144, Accounting for the
Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset to be disposed of other than by sale (e.g. abandoned) be classified as "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset as "held for sale." The Partnership expects to adopt the SFAS No. 144 effective January 1, 2002 and does not anticipate adoption will have a significant effect on results of operations or financial position.

9. Environmental

The Partnership is subject to extensive federal, state and local environmental laws and regulations. These laws regulate asbestos in buildings that require the Partnership to remove or mitigate the environmental effects of the disposal of the asbestos at the buildings.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

9. Environmental (Continued)

Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can reasonably be estimated.

NOTE B - CONCENTRATIONS OF CREDIT RISK

The Partnership maintains cash balances at one financial institution, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on such accounts.

The Partnership's revenues are derived principally from uncollateralized rents from tenants. The concentration of credit risk in a single industry affects its overall exposure to credit risk because tenants may be similarly affected by changes in economic and other conditions.

NOTE C - LONG-TERM DEBT

On April 4, 2000, the Partnership entered into a loan agreement with a reputable financial institution for a term loan in the amount of $2,962,723 with an interest rate equal to the financial institution's prime rate plus one quarter of one percentage point (.25%), but in no event to exceed the highest lawful rate. Commencing on May 15, 2000, the Partnership was required to make monthly payments of outstanding principal, each in the amount of $27,135, plus accrued interest. The final date of maturity is April 15, 2005, at which time all of the outstanding principal and accrued interest shall be due and payable in their entirety. The loan agreement is secured by substantially all of the assets of the Partnership. The loan agreement restricts cash distributions to the partners' owners other than for purposes of allowing those Partners to pay any income taxes owed by them in connection with their ownership of interests in the Partnership. The loan agreement also contains other customary conditions and events of default, the failure to comply with, or occurrence of, would prevent any further borrowings and would generally require the repayment of any outstanding borrowings along with accrued interest under the loan agreement. Such events of default include (a) non-payment of loan agreement debt and interest thereon, (b) non-compliance with the terms of the credit agreement covenants, (c) cross-default with other debt in certain circumstances and (d) bankruptcy. As of December 31, 2000, the outstanding principal balance was $2,757,351.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000

NOTE C - LONG-TERM DEBT (CONTINUED)

On April 26, 2001, the Partnership entered into an agreement to borrow an additional $285,524 as an amendment to the previous loan agreement, for a total term loan in the amount of $2,897,963. Commencing on May 15, 2001, the Partnership was required to make monthly payments of outstanding principal, each in the amount of $30,300, plus accrued interest. The final maturity date remains at April 15, 2005, along with all other terms of the original term note. As of December 31, 2001, the outstanding principal balance was $2,782,004. The term note was subsequently paid in full in fiscal year 2002.

On June 5, 2002, the Partnership entered into a loan agreement with a reputable financial institution for a term note of $6,800,000 and a revolving line of credit note of $200,000. The term note bears interest at a fixed rate per annum of 7.23% and the line of credit bears interest at a variable rate per annum equal to the Wells Fargo Bank Texas, N.A. Base Rate plus one-half of one percentage point (0.5000%). Commencing on June 30, 2002, the Partnership was required to start making monthly payments of principal and interest in the amount of $53,663 for the term note until maturity of the note on May 31, 2009. Commencing on June 30, 2002, the Partnership was required to start making monthly interest payments computed on the unpaid principal balance of the revolving line of credit note due to mature on May 31, 2003. The loan agreement is secured by substantially all of the assets of the Partnership. The loan agreement restricts cash distributions to the partners' owners. The Partnership shall not declare or pay any distributions in excess of tax liability due annually (but in any event, no more than 40% of net income), either in cash or any other property to any partner or partners' owners, nor redeem, retire, repurchase or otherwise acquire any interest of any partner or partners' owners. The loan agreement also contains other customary conditions and events of default, the failure to comply with, or occurrence of, would prevent any further borrowings and would generally require the repayment of any outstanding borrowings along with accrued interest under the loan agreement. Such events of default include (a) non-payment of loan agreement debt and interest thereon, (b) non-compliance with the terms of the credit agreement covenants, (c) cross-default with other debt in certain circumstances, (d) bankruptcy and (e) a final judgment or order for the payment of money in excess of $100,000.

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000

NOTE C - LONG-TERM DEBT (CONTINUED)

           Maturities of long-term debt at December 31, 2001 were as follows:

                     2002                             $          457,790
                     2003                                        492,007
                     2004                                        528,782
                     2005                                        568,305
                     2006                                        610,783
                     Thereafter                                  124,337
                                                         ---------------

                               Total                           2,782,004
                               Less: current portion             457,790
                                                         ---------------
                               Long-term portion      $        2,324,214
                                                         ===============

NOTE D - RENTAL ARRANGEMENTS

           The Partnership has rented facilities under operating leases. Future minimum lease payments under non-cancelable operating leases aggregate approximately $5,294,000 and $7,255,000 as of December 31, 2001 and 2000, respectively and are due as follows:

           December 31, 2001:

                     2002                             $        2,014,361
                     2003                                      1,290,652
                     2004                                      1,084,455
                     2005                                        630,515
                     2006                                        139,075
                     Thereafter                                  135,227
                                                         ---------------

                               Total                  $        5,294,285
                                                         ===============

                               TCTB Partners, Ltd.
                          (A Texas Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000




NOTE E - PROPERTY AND EQUIPMENT INFORMATION

The following is a summary of property and equipment and the related accumulated depreciation as of December 31, 2001 and 2000:

                                                                                                 2001                 2000
                                                                                           ---------------     ----------------

                     Buildings                                                             $    4,465,789          4,042,117
                     Furniture and fixtures                                                         9,684              1,688
                     Vehicle                                                                        3,000              3,000
                     Tenant improvements                                                           46,914             13,567
                     Land                                                                          67,716             61,730
                                                                                           ---------------     ----------------
                                                                                                4,593,103          4,122,102
                     Accumulated depreciation                                                    (202,507)           (77,361)
                                                                                           ---------------     ----------------

                     Property and equipment, net                                           $    4,390,596          4,044,741
                                                                                           ====================================

NOTE F - SIGNIFICANT TENANTS

For the year ended December 31, 2001, rent income that accounted for more than ten-percent of the partnership's revenue was as follows:

         Bank of America, N.A.                                     32%
         Pioneer Natural Resources USA, Inc.                       15%
         Faskin Oil and Ranch, Inc.                                13%

NOTE G - RELATED PARTY TRANSACTIONS

During 2001 and 2000 certain of the Partnership's partners were tenants. The Partnership received rental income from these partners of approximately $128,000 and $57,300 during 2001 and 2000, respectively.

At December 31, 2000, the General Partner owed the Partnership approximately $1,000.

NOTE H - SUBSEQUENT EVENTS

Effective June 5, 2002, the Partnership purchased a building from a third party for $4,100,000.

                            FINANCIAL STATEMENTS AND
                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                               1500 BROADWAY, LTD.
                          (A TEXAS LIMITED PARTNERSHIP)

                           December 31, 2001 and 2000

                                TABLE OF CONTENTS


                                                                  Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 1

FINANCIAL STATEMENTS

        BALANCE SHEETS                                             2

        STATEMENTS OF EARNINGS                                     3

        STATEMENTS OF CHANGES IN PARTNERS' CAPITAL                 4

        STATEMENTS OF CASH FLOWS                                   5

NOTES TO FINANCIAL STATEMENTS                                      6

               Report of Independent Certified Public Accountants


To the Members of
1500 Broadway, Ltd.
A Texas Limited Partnership

We have audited the balance sheets of 1500 Broadway, Ltd., a Texas Limited Partnership, (the Partnership) as of December 31, 2001 and 2000, and the related statements of earnings, partners' capital and cash flows for the year ended December 31, 2001 and for the period from June 13, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1500 Broadway, Ltd., a Texas Limited Partnership, as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and the period from June 13, 2000 (date of inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


Midland, Texas
August 15, 2002

                                                    /s/: Johnson, Miller & Co.
                                                         ---------------------


                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS

                                  December 31,


                                     ASSETS

                                                                                                     2001                 2000
                                                                                                ---------------     ----------------

CURRENT ASSETS

   Cash (note A2)                                                                           $           537,641               37,188
   Accounts receivable                                                                                   72,866                4,494
                                                                                                ---------------     ----------------

        Total current assets                                                                            610,507               41,682

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $121,151 and $13,852 (notes A3, A4 and D)                                          2,251,622            1,451,305

OTHER ASSETS                                                                                                650                    -
                                                                                                ---------------     ----------------

                                                                                             $        2,862,779            1,492,987
                                                                                                ===============     ================


                        LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
   Accounts payable                                                                          $           78,966              246,685
   Deferred revenues                                                                                     83,678                  983
                                                                                                ---------------     ----------------

        Total current liabilities                                                                       162,644              247,668
72,804

PARTNERS' CAPITAL                                                                                     2,700,135            1,245,319
                                                                                                ---------------     ----------------

                                                                                             $        2,862,779            1,492,987
                                                                                                ===============     ================




The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)

                             STATEMENTS OF EARNINGS

                      Year ended December 31, 2001 and from
             June 13, 2000 (Date of Inception) to December 31, 2000

                                                 2001                2000
                                           ---------------     ----------------

Rental revenues                         $        1,776,604              765,344

Expenses:
   Operating expense                             1,305,690              664,748
   Depreciation and amortization expense           107,299               13,852
                                           ---------------     ----------------
           Total expenses                        1,412,989              678,600
                                           ---------------     ----------------

           NET EARNINGS                 $          363,615               86,744
                                           ===============     ================


The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                      Year ended December 31, 2001 and from
             June 13, 2000 (Date of Inception) to December 31, 2000


Beginning Partners' Capital, June 13, 2000        $                 -

   Contributions                                            1,200,000

   Distributions                                              (41,425)

   Net earnings                                                86,744
                                                     ----------------

Ending Partners' Capital, December 31, 2000                 1,245,319

   Contributions                                            1,300,000

   Distributions                                             (208,799)

   Net earnings                                               363,615
                                                     ----------------

Ending Partners' Capital, December 31, 2001       $         2,700,135
                                                     ================


The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS

                      Year ended December 31, 2001 and from
             June 13, 2000 (Date of Inception) to December 31, 2000

                                                                  2001                 2000
                                                             ---------------     ----------------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
   Net earnings                                           $          363,615               86,744
   Adjustments to reconcile net earnings to net cash
      provided by operating activities:
        Depreciation and amortization                                107,299               13,852
   Changes in assets and liabilities:
      Increase in accounts receivable                                (68,372)              (4,494)
      Increase in other assets                                          (650)                   -
      (Decrease) increase in accounts payable                       (167,719)             246,685
      Increase in deferred revenues                                   82,695                  983
                                                             ---------------     ----------------

           Net cash provided by operating activities                 316,868              343,770
                                                             ---------------     ----------------

Cash flows from investing activities:
   Property and equipment additions                                 (907,616)          (1,465,157)
                                                             ---------------     ----------------
           Net cash used in investing activities                    (907,616)          (1,465,157)
                                                             ---------------     ----------------

Cash flows from financing activities:
   Contributions                                                   1,300,000            1,200,000
   Distributions                                                    (208,799)             (41,425)
                                                             ---------------     ----------------
           Net cash provided by financing activities               1,091,201            1,158,575
                                                             ---------------     ----------------

Net increase in cash and cash equivalents                            500,453               37,188

Cash and cash equivalents at beginning of period                      37,188                    -
                                                             ---------------     ----------------

Cash and cash equivalents at end of period                $          537,641               37,188
                                                             ===============     ================



The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Organization and Basis of Accounting

1500 Broadway, Ltd. (the Partnership), a Texas Limited Partnership was organized effective June 13, 2000. The primary business activities of the Partnership is to engage generally in the real estate business, including, but not limited to, the purchase, improvement, development, leasing, sale, and exchange of real estate, and the construction, alteration, or repair of buildings or structures on real estate. The Partnership operates primarily in Lubbock, Texas.

2. Cash Equivalents

The Partnership considers cash on hand, cash on deposit in banks, money market mutual funds and highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalent.

3. Long-Lived Assets

In March 1995, the Financial Accounting Standard Board (FASB) issued
Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operation when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Management does not believe that impairment exists.

4. Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is based on the straight-line method over the estimated economic lives of 40 years for building improvements and 3-15 years for machinery and equipment, or the lease term, whichever is less. Maintenance and repairs are charged to operations as incurred. Renewals and significant betterments and improvements are capitalized and depreciation over their estimated useful lives.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5. Lease Revenue Recognition

Certain of the Partnership lease agreements contain provisions for escalating rental payments over the life of the leases. In accordance with the provisions of SFAS No. 13, Accounting for Leases, the Partnership recognizes rental income from these leases on a straight-line basis over the life of the respective leases.

6. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

7. Impact of Recently Issued Accounting Standards

In October 2001, the FASB issued SFAS No. 144, Accounting for the
Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset to be disposed of other than by sale (e.g. abandoned) be classified as "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset as "held for sale." The Partnership expects to adopt SFAS No. 144 effective January 1, 2002 and does not anticipate adoption will have a significant effect on results of operations or financial position.

8. Environmental

The Partnership is subject to extensive federal, state and local environmental laws and regulations. These laws regulate asbestos in buildings that require the Partnership to remove or mitigate the environmental effects of the disposal of the asbestos at the buildings.

Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can reasonably be estimated.

                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000

NOTE B - CONCENTRATIONS OF CREDIT RISK

The Partnership maintains cash balances at one financial institution, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on such accounts.

The Partnership's revenues are derived principally from uncollateralized rents from tenants. The concentration of credit risk in a single industry affects its overall exposure to credit risk because tenants may be similarly affected by changes in economic and other conditions.

NOTE C - RENTAL ARRANGEMENTS

The Partnership has rented facilities under operating leases. Future minimum lease payments under non-cancelable operating leases aggregate approximately $11,610,000 and $13,129,000 as of December 31, 2001 and 2000,
respectively and are due as follows:

           December 31, 2001:

                     2002                   $         1,745,434
                     2003                             1,623,431
                     2004                             1,548,693
                     2005                             1,422,234
                     2006                             1,257,094
                     Thereafter                       4,012,980
                                                ---------------

                               Total        $        11,609,866
                                                ===============

           December 31, 2000:

                     2001                   $         1,518,671
                     2002                             1,745,434
                     2003                             1,623,431
                     2004                             1,548,693
                     2005                             1,422,234
                     Thereafter                       5,270,074
                                                ---------------

                               Total        $        13,128,537
                                                ===============


There can be no assurance that any of the Partnership's leases will be renewed.



                               1500 Broadway, Ltd.
                          (A Texas Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000

NOTE D - PROPERTY AND EQUIPMENT INFORMATION

          The following is a summary of property and equipment and the related accumulated depreciation as of December 31, 2001 and 2000:

                                                                      2001                  2000
                                                                 ---------------     -----------------
                     Buildings                              $          1,651,098             1,101,566
                     Furniture and fixtures                               13,873                 6,921
                     Equipment                                            22,774                 9,484
                     Tenant improvements                                 455,028               117,186
                     Land                                                230,000               230,000
                                                                 ---------------     -----------------
                                                                       2,372,773             1,465,157
                     Accumulated depreciation                           (121,151)              (13,852)
                                                                 ---------------     -----------------

                     Property and equipment, net             $         2,251,622             1,451,305
                                                                 ===============     =================


          The Partnership has a non-cancelable operating lease agreement for land on which approximately twenty-five per cent of the Partnership's rental office is built. The terms of the present lease agreement will expire on September 30, 2013. The existing lease requires monthly lease payments of $3,495 per month. These payments are adjusted every five years for the change in the consumer price index. The next adjustment will occur on October 1, 2003. Future minimum lease payments under the agreement aggregate approximately $ 493,000 as of December 31, 2001 and are as follows:

                     2002                   $            41,940
                     2003                                41,940
                     2004                                41,940
                     2005                                41,940
                     2006                                41,940
                     Thereafter                         283,095
                                                ---------------

                               Total        $           492,795
                                                ===============

NOTE E - SIGNIFICANT TENANTS

          For the year then ended December 31, 2001, rent income that accounted for more than ten-percent of the Partnership's revenue was as follows:

                Wells Fargo Bank, Texas N.A.                 37%
                Lubbock Club                                 11%

     (b) Pro forma financial information.

The following unaudited pro forma condensed consolidated financial statements are filed with this report:

--   Pro Forma Consolidated Balance Sheet at September 30, 2002

-- Pro Forma Consolidated Statements of Operations for Year Ended December 31, 2001

-- Pro Forma Consolidated Statements of Operations for Nine Months Ended September 30, 2002

The Pro Forma Consolidated Balance Sheet of the Company as of September 30,
2002 reflects the financial position of the Company assuming the asset sale and the asset acquisition had occurred on September 30, 2002. All material adjustments required to reflect the asset sale are set forth in the column labeled "Asset Sale Pro Forma Adjustments." All material adjustments required to reflect the asset acquisition are set forth in the column labeled "Asset Acquisition Pro Forma Adjustments." The data contained in the column labeled "September 2002 Actual" is derived from the Company's unaudited consolidated balance sheet as of September 30, 2002. The pro forma data is for informational purposes only and may not necessarily reflect the Company's financial position or what the financial position would have been had the asset sale and the asset acquisition occurred on September 30, 2002.

The unaudited Pro Forma Consolidated Statements of Operations were prepared to illustrate the estimated effects of the discontinuance of the business associated with the asset sale as of January 1, 2001. Pursuant to SFAS No. 144, the Company has removed the business attributable to the asset being sold from continuing operations in the periodic statement of operations for the nine months ended September 30, 2002. The net loss attributable to the business of the asset being sold is reflected in discontinued operations in the income statement for the nine months ended September 30, 2002. The unaudited Pro Forma Consolidated Statements of Operations exclude the effects of transactions that are not reasonably expected to reoccur subsequent to the asset sale. The unaudited pro forma consolidated statements of operations and related notes are provided for informational purposes only and do not purport to be indicative of the results of operations that would have been reported had the events assumed, occurred on the dates indicated, or purport to be indicative of results of operations that may be achieved in the future.

The unaudited Pro Forma Consolidated Balance Sheet and the unaudited Pro
Forma Consolidated Statements of Operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, including the notes thereto, appearing in the Company's Annual Form 10-K for the year ended December 31, 2001 and "Management's Discussion and Analysis or Plan of Operation" and the consolidated financial statements of the Company, including the notes thereto, appearing on interim report Form 10-QSB for the quarter ended September 30, 2002.


AMEN Properties, Inc.
BALANCE SHEET

                                                   (a)         (b)
                                      Actual   Asset Sale     Asset      Pro Forma
                                                            Acquisition
                                    September   Pro Forma   Pro Forma     September
                                       2002                                 2002
                                   (unaudited) Adjustments Adjustments   (unaudited)
                                   ------------------------------------  -----------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents          $199,018   $4,100,000   $(1,606,521)  $2,692,496
   Short-term investments               76,234                                  76,234
   Accounts receivable                 210,680                   37,458        248,139
   Deferred costs                       33,668                                  33,668
   Assets held for sale              2,624,436   (2,624,436)
                                   ----------------------------------------------------
        Total current assets         3,144,036    1,475,564    (1,569,063)   3,050,537

LONG TERM INVESTMENTS                   52,326                                  52,326

PROPERTY AND EQUIPMENT, net             18,562                 11,874,886   11,893,448

OTHER ASSETS:
   Deposits                             62,165      (60,000)        7,485        9,650
   Deferred costs                                                 138,460      138,460
   Goodwill, net                       300,399                                 300,399
                                   ----------------------------------------------------
        Total other assets             362,564      (60,000)      145,945      448,509

TOTAL ASSETS                        $3,577,488   $1,415,564   $10,451,768  $15,444,820
                                   ====================================================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

CURRENT LIABILITIES:
   Accounts payable                   $244,692                  $193,573      $438,265
   Accrued liabilities               1,474,946                       925     1,475,871
   Deferred revenue                                               38,042        38,042
                                   ----------------------------------------------------
        Total current liabilities    1,719,638                   232,540     1,952,178

OTHER LIABILITIES:
   Accounts payable                    131,328                   111,600       242,928
   Other liabilities                       597                    44,397        44,994

LONGTERM DEBT
    Note Payable-Wells Fargo                                   6,500,000     6,500,000
    Promissory Note - TCTB                                     2,789,087     2,789,087
                                   ----------------------------------------------------
         Total Long Term Debt                                  9,289,087     9,289,087

MINORITY INTEREST                                                774,144       774,144

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value,
    5,000,000 shares authorized,
    80,000 Series "A" shares
    issued and outstanding                  80                                      80
    80,000 Series "B" shares
    issued and outstanding                  80                                      80
   Common stock, $.01 par value,
    20,000,000 shares authorized,
    7,968,221 shares issued and
    outstanding                         79,682                                  79,682
   Common stock warrants               127,660                                 127,660
   Additional paid-in capital       42,052,931                              42,052,931
   Retained Earnings (Accumulated
    deficit)                       (40,538,640)   1,415,564                (39,123,076)
   Accumulated other comprehensive
    loss:
      Net unrealized gain on
       available-for-sale
       securities                        4,132                                   4,132
                                   ----------------------------------------------------

      Total stockholders' equity     1,725,925    1,415,564                  3,141,489


TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                             $3,577,488   $1,415,564  $10,451,769   $15,444,821
                                   ====================================================
                                             0                         0             0


     See accompanying notes.



AMEN Properties, Inc.
Proforma Statement of Operations


                                                               (b)                 Undaudited               (b)      Pro Forma
                                   Historical      (a)       Asset    Pro Forma   Nine Months  (a)        Asset     Nine Months
                                   Year Ended   Asset Sale Acquistion Year Ended    Ended    Asset Sale Acquistion    Ended
                                   December 31, Pro Forma  Pro Forma  December 31, September Pro Forma  Pro Forma    September
                                       2001     Adjustment Adjustment    2001      30, 2002  Adjustment Adjustment   30, 2002
                                   -------------------------------------------------------------------------------------------

Total Revenues                      $4,506,291 $(3,302,484)$3,942,978 $5,146,785    $664,722  $      - $2,402,090  $3,066,812

Operating Expenses:
   Building Operations, Cost of
    goods and services               1,737,095    (783,078) 2,746,248  3,700,265     507,592         0  1,341,984   1,849,576
   Crosswalk operations              2,774,780  (2,774,780)         0          0           0         0          0           0
   Sales and marketing               1,525,243  (1,331,013)         0    194,230     102,855         0          0     102,855
   Depreciation, Amortization of
    Goodwill and Intangibles         1,682,235  (1,485,557)   235,707    432,385           0         0    277,941     277,941
   Impairment Loss                           0           0          0          0     450,000         0          0     450,000
   General and administrative        1,654,513  (1,185,471)    21,874    490,916     431,959   (90,300)         0     341,659
                                   -------------------------------------------------------------------------------------------
        Total operating expenses    $9,373,866 $(7,559,899)$3,003,829 $4,817,796  $1,492,406  $(90,300)$1,619,925  $3,022,031

Operating Income (Loss) from
 Continued Operations              $(4,867,575) $4,257,415   $939,149   $328,989   $(827,685)  $90,300   $782,165     $44,781

Other Income (Expense) Net              83,061           -   (216,870)  (133,809)     21,126         0   (243,403)   (222,277)
                                   -------------------------------------------------------------------------------------------

Income (Loss) from Continued
 Operations                        $(4,784,514) $4,257,415   $722,279   $195,180   $(806,559)  $90,300   $538,762   $(177,497)

Loss from discontinued operations            0           0          0          0  (2,122,597)2,122,597          0           0
Income attributed to Minority
 Interest                                    0           0   (253,791)  (253,791)          0         0   (189,308)   (189,308)

Gain (loss)  before cumulative
 effect of a change in accounting
 policy                            $(4,784,514) $4,257,415   $468,488   $(58,611)$(2,929,156)$2,212,897   $349,454   $(366,804)

Recognition of impairment loss as a
 result of transitional goodwill
 impairment test                             0           0          0          0    (750,000)        0          0    (750,000)
                                   -------------------------------------------------------------------------------------------

Net Income (Loss)                  $(4,784,514) $4,257,415   $468,488   $(58,611)$(3,679,156)$2,212,897   $349,454 $(1,116,804)
                                   ===========================================================================================

See accompanying notes.


Notes to Pro Forma Financial Statements:

     (A) To record the asset sale of the crosswalk.com website to Salem for $4.1 million and the related gain on sale. On May 24, 2002, following the approval of our board of directors, we entered into a letter of intent agreement with OnePlace, LLC, a wholly owned subsidiary of Salem Communications ("Salem"). The asset purchase agreement dated as of August 19, 2002, contemplates that, subject to the satisfaction of the conditions contained therein (including obtaining the approval of the stockholders of AMEN, formally Crosswalk.com), Oneplace, LLC would acquire substantially all of the Company's Internet related intellectual property and other technology assets, email lists and newsletters, customer base and trademarks for a purchase price of $4.1 million, to be paid in cash

     (B) To record the asset acquisition of approximately 65% of the limited partnership shares of TCTB Partners, Ltd. The adjustments assume full consolidation of the partnership with minority interest. The value of the two real estate buildings represents a "stepped-up" basis to current fair market value for AMEN's 65% interest. The remaining 35% is stated at carryover basis. The long term debt, which was refinanced in 2002, and the other assets and liabilities are deemed to be stated at current fair market value. On November 7, 2002, AMEN announced that on October 31, 2002, it entered into an Agreement and Transfer of Limited Partnership Interest ("the Agreement') with certain limited partners ("the Selling Partners") of TCTB Partners, Ltd. ("TCTB"). Pursuant to the Agreement, the Selling Partners agreed to sell their limited partnership interest ("the LP Interest") in TCTB to the Company effective October 1, 2002, resulting in the Company acquiring 64.86248% of TCTB. The assets of TCTB are two secondary office market properties in Midland and Lubbock, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          __________________________________________
                          AMEN Properties, Inc.
                          ---------------------
                          (Registrant)

Date: January 6, 2003     __________________________________________
                          By /s/ Eric Oliver
                          ------------------
                          Chairman of the Board of Directors and Chief
                          Executive Officer
                          (Signature)*